AGREEMENT OF SALE AND
                       ASSIGNMENT AND ASSUMPTION AGREEMENT


      AGREEMENT made as of February 12, 1998 among MOUND LASER & PHOTONICS CENTER, INC., an Ohio corporation ("Seller"), LARRY R. DOSSER of Centerville, Ohio ("LRD"), CARL J. KERSHNER of Dayton, Ohio ("CJK") (LRD and CJK being individually referred to as a "Shareholder" and together as the "Shareholders"), and MOUND ACQUISITION, INC., an Ohio corporation ("Buyer").

                                   RECITALS

      A. Seller is engaged in the business of laser applications, welding, photonics applications and materials processing (collectively, "Seller's Business").

      B. Shareholders own all of the issued and outstanding capital stock of Seller;

      C. Buyer desires to purchase substantially all of the business and assets of Seller's Business and Seller and Shareholders desire that Seller sell such business and assets to Buyer as provided below.

      NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Definitions as used in this Agreement, the following terms shall have the following meanings unless the context expressly otherwise requires:

            1.1 "Seller's Business" shall have the meaning set forth in the recitals to this Agreement.

            1.2 "Assets" shall mean all of the business and assets of Seller relating to Seller's Business, including::

                  (a) all personal property used or usable in Seller's Business, including machinery, equipment, tools, dies, molds, drawings, furniture and fixtures, inventories of raw materials and supplies, work-in-process and finished goods, customer lists, customer purchase orders, and goodwill;

                  (b) all rights, title and interests in and to Seller's intellectual properties associated with Seller's Business, such as (without limitation) know-how, trade secrets, trademarks, trade names, copyrights, patents and other rights or registrations, including the name "Mound Laser & Photonics Center";

                  (c)  all accounts receivable of Seller;

                  (d) all forms, labels, shipping material, art work and advertising matter pertaining to Seller's Business; and

                  (e) all records relating to the Seller's Business or any of the assets referred to in clauses (a) through (d) such as operating records, property records, and purchasing and sale records.

The term "Assets" shall exclude notes receivable, investment securities, any personal property not used or relating to Seller's Business and any records not relating to Seller's Business.

      2.  Sale of Assets.

            2.1 Seller has conveyed, granted, bargained, sold, transferred, set over, assigned, delivered and confirmed, and by this agreement does hereby convey, grant, bargain, sell, transfer, set over, assign, deliver and confirm unto Buyer, its successors and assigns forever, all of the right, title and interest of Seller in, to and under the Assets.

            TO HAVE AND TO HOLD the same to Buyer, its successors and assigns, forever. Seller and Shareholders, jointly and severally, agree to warrant and defend the same and title thereto against the claims of all parties.

            2.2 Seller, for itself and for its successors and assigns does hereby constitute and appoint Buyer, its successors and assigns, the true and lawful attorney for Seller, with full power of substitution in the name of Seller or in the name of Buyer, but for the benefit and at the expense of Buyer
(a) to institute and prosecute all proceedings which Buyer may deem proper in order to assert or enforce any claim, right or title of any kind in or to the Assets, to defend or compromise any and all actions, suits or proceedings in respect of any of the Assets, and to do all such acts and things in relation thereto as Buyer shall deem advisable; and (b) to take all action which Buyer, its successors or assigns, may deem proper in order to provide for Buyer, its successors or assigns, the benefits of any contracts, licenses, leases or commitments where any required consent of another party to the assignment thereof to Buyer pursuant to this Agreement shall not have been obtained. Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by Seller. Seller, for itself and for its successors and assigns, for the consideration aforesaid, hereby covenants with Buyer, its successors and assigns, to execute, acknowledge, deliver and perform or to authorize Buyer or any officer of Buyer as the agent and attorney of Seller to execute, acknowledge, deliver or perform, any and all further deeds, instruments and acts which may be reasonably required to convey, transfer and


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

assign to Buyer all of the Purchased Assets or to accomplish the intent and purposes hereof.

      3.  Representations and Warranties.

      To induce Buyer to enter into this Agreement and to purchase the Assets, Seller and Shareholders, jointly and severally, represent and warrant to Buyer that:

            3.1 Seller is a corporation duly organized and validly existing in good standing under the laws of Ohio with full corporate power and authority to conduct its business as now conducted, to own its assets and enter into and perform its obligations under this Agreement. Seller's execution, delivery and performance of this Agreement and the sale to Buyer of the Assets have been duly authorized by all requisite corporate action on the part of Seller. This Agreement constitutes Seller's legal, valid and binding obligations, enforceable against Seller in accordance with their respective terms.

            3.2 Seller has no subsidiaries and no other equity investments in any other corporation, partnership or other business entity. Seller is not required to qualify to transact business. All outstanding shares of Seller's capital stock have been duly authorized for issuance, have been validly issued and are outstanding, are fully paid and non-assessable, and are owned of record and beneficially by Shareholders.

            3.3 Seller's execution and delivery of this Agreement and performance of its obligations hereunder will not (a) conflict with, violate or result in any breach or default or, with notice or lapse of time constitute a default, under (i) Seller's Articles of Incorporation or Bylaws, or (ii) any mortgage, indenture, agreement, instrument or other contract to which Seller is a party or by which Seller or its property is bound, (b) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any assets or properties of Seller, or (c) violate any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which Seller or any of its assets is subject or by which it is bound. Seller's execution and delivery of this Agreement and performance of its obligations hereunder, including the sale of the Assets, will not require the consent of, or any prior filing with or notice to, any governmental authority, lender or other third party.

            3.4 The financial statements of Seller (collectively, the "Financial Statements") attached hereto as Exhibit A (i) are true and correct (ii) present fairly the financial position of Seller at the periods then ended and the results of its operations and cash flows for the periods then ended, (iii) have been prepared in accordance with generally accepted accounting


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

principles ("GAAP") consistently applied, (iv) show all material liabilities, absolute and contingent, of Seller required to be shown by GAAP and (v) contain no misrepresentations, misstatements or omissions of material facts.

            3.5 Since the date of the most current Balance Sheet included in the Financial Statements, there has not been any material adverse change in the financial position of Seller or in Seller's Business or in the results of its operations or any material liability incurred by Seller contingent or otherwise.

            3.6 The rights of Seller under all agreements included in the Assets are valid and enforceable by Seller and have validly assigned to and are enforceable by Buyer, in each case in accordance with their respective terms. Neither Seller nor any of the other parties thereto is in default in any material respect, and the assignment by Seller of its rights thereunder to Buyer will not violate the terms thereof. Seller has good and marketable title to the Assets, free and clear of all liens, claims, security interests and encumbrances and has the right to convey the Assets to Buyer.

            3.7 All of the machinery, equipment, tools, dies, molds and similar property included in the Assets is currently operating and is in good condition and repair. All of the inventory of Seller is in good condition, is not obsolete or defective, and is usable or salable in the usual and ordinary course of business at prevailing market prices without discount.

            3.8 There are no claims, actions, suits or other proceedings pending, or to the knowledge of Seller threatened, against Seller, Shareholders or any of the Assets before any court, agency or other judicial, administrative or other governmental body or arbitrator, and to Seller's or Shareholders' knowledge, no state of facts exists which would be likely to give rise to any such claim, action, suit or other proceeding.

            3.9 Seller has complied with, and is in compliance with, all laws, statutes, regulations, rules and other requirements of any governmental authority applicable to Seller, its assets and properties and the conduct of its business.

            3.10 Seller has not caused or permitted any of its assets or property, including property owned or occupied by Seller under leases or other agreements, to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Substances (as defined below), or other dangerous or toxic substances, or solid waste, except in compliance with all Environmental Laws, and has not caused or permitted and has no knowledge of the Release (as defined below) of any Hazardous Substances on or off-site of


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

Seller's property (including property leased by Seller). "Hazardous Substances" include any pollutants, dangerous substances, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to the Resource Conservation and Recovery Act 942 U.S.C. Section 6901, et seq., as amended ("RECRA"), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 6901, et seq., as amended ("CERCLA"), the Clean Air Act, as amended, the Clean Water Act, as amended, the Toxic Substances Control Act, as amended, or any other Environmental Law. "Release" means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping. Seller has complied with all applicable Environmental Laws and rules and regulations pertaining to Hazardous Substances or protection of environmental quality. Neither the leasing of real property and improvements by Buyer pursuant to the Lease included in the Assumed Obligations (defined below) nor the acquisition of the Assets will subject Buyer to, or give rise to any claim against or liability of Seller under or on account of any Environmental Laws. For purposes of this Agreement, the term "Environmental Laws" means federal, state or local laws, rules, regulations, ordinances, standards or judicial decisions relating to or regulating human safety or the condition of the environment, or the use, handling or disposal of any Hazardous Substance including, without limitation, RCRA, CERCLA, and other federal laws referred to in this Section 3.10.

            3.11 All Federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and all other tax returns required to be filed on or prior to the date hereof by Seller with all taxing authorities have been filed. All amounts shown to be due and payable on such returns, all other taxes, duties and other governmental charges payable by Seller or imposed upon any of the Assets and for the payment of which there may arise any lien upon the Assets sold hereunder subsequent to such sale, and all deficiencies, assessments, penalties and interest with respect thereto, in each case due and payable on or before the date hereof, have been paid. All sales, use and excise taxes collectible with respect to all transactions connected with Seller's Business have been collected, all amounts due in connection therewith to state and local revenue authorities have been remitted to the appropriate authorities, and no lien or claim with respect thereto will be asserted by such authorities. There has been withheld or collected from each payment made to each employee of Seller the amount of all taxes (including without limitation federal income taxes, Federal Insurance Contributions Act taxes, and state and local income, payroll and wage taxes) required to be withheld or collected and the same have been paid to the proper tax depositories or collecting authorities. Buyer, by reason of the transactions contemplated by this Agreement, will


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

not incur any claims, losses, damages, costs, and expenses with respect to or in connection with any pension, welfare, fringe, or other employee benefit plan maintained or contributed to by Seller or any predecessor that provides or provided benefits to any current or former employees or other parties who performed services for Seller (or their beneficiaries or dependents).

            3.12 There are no orders, decrees, statements, citations or decisions by any court or governmental or regulatory body, or other claim pending or threatened that any product sold or distributed by Seller within the last five (5) years is defective or fails to meet in any material respect any standards promulgated by any such governmental or regulatory body. There have been no recalls ordered by any such governmental or regulatory body with respect to any such product.

            3.13 The representations and warranties of Seller and Shareholders in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading.

      4. Consideration. (a) As consideration for the sale of the Assets to Buyer, Buyer:

            (i) assumes and will be responsible for the contractual obligations of Seller incurred in the ordinary course of business, in existence on the date hereof, not in default and requiring Seller to supply customers with products or services within the Seller's Business at prices consistent with prior practices and also assumes the obligations listed on Exhibit B hereto (collectively, the "Assumed Obligations"); and

            (ii) assume, subject to the terms hereof, Seller's obligations under two (2) certain promissory notes of Seller to the Shareholders copies of which are attached hereto (the "Notes").

      (b) Concurrently with the execution and delivery of this Agreement, Buyer and each of the Shareholders shall execute and deliver an endorsement or allonge to each of the Notes setting forth Buyer's rights pursuant to Section 15 of this Agreement.

      5. Other Liabilities. Apart from the Assumed Liabilities, Buyer will neither assume nor have any responsibility for any obligations, liabilities or indebtedness of Seller or to which any of its assets or properties may be subject, of whatever nature or kind, whether fixed, contingent, ascertainable or unascertainable and whether or not classifiable as a current liability under generally accepted accounting principles. All such obligations, liabilities and indebtedness of Seller, except the Assumed Liabilities, are referred to as the "Excluded Liabilities", and


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

Seller and Shareholders, jointly and severally, agree to defend and indemnify Buyer against, and hold Buyer harmless from all loss cost, expense and liability, including reasonable attorneys' fees, arising from or in connection with the Excluded Liabilities.

      6. Change of Name. Within ten (10) days of the date hereof, Seller will take all action necessary to enable Buyer exclusively to use the name "Mound Laser & Photonics Center" as a corporate name in Ohio and shall deliver to Buyer all documents necessary to accomplish the foregoing.

      7. Maintenance of Records. Buyer and Seller agree that they shall each maintain for at least four (4) years after the date hereof (or for such longer period as may be required by applicable law) the respective books, records and documents sold or retained hereunder. During such period, representatives of Buyer shall be permitted to inspect and make copies of said books, records and documents retained by Seller during normal business hours and upon reasonable notice for purposes related to the continuation by Buyer of Seller's business; and representatives of Seller shall be permitted to inspect and make copies of said books, records, and documents sold to Buyer during normal business hours and upon reasonable notice for purposes related to winding up its affairs.

      8. Fees, Expenses and Sales Taxes. Seller, Buyer, and Shareholders shall each pay its or his own fees and other costs or expenses incident to the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby. Seller shall pay all sales taxes and transfer taxes imposed with respect to the sale of the Assets hereunder.

      9. No Brokers. Each of Seller and Buyer represents that no broker or finder has been involved or engaged by it in connection with the transactions contemplated hereby.

      10. Bulk Transfer Compliance. Buyer and Seller hereby mutually agree to waive compliance with the provision of Article 6 of the Ohio Uniform Commercial Code and of the corresponding laws of any other jurisdiction, to the extent applicable to the transactions contemplated hereby. Seller and the Shareholders, jointly and severally, agree to indemnify and hold harmless Buyer from and against any and all loss, liability, cost and expense (including reasonable attorneys' fees) arising out of noncompliance with said Bulk Transfers laws except to the extent arising out of Buyer's failure to pay, perform and discharge the Assumed Liabilities.

      11. Collection of Assets. Seller agrees that it will promptly transfer or deliver to Buyer from time to time, any cash or other property that Seller may receive with respect to any claims, contracts, licenses, leases, commitments, sales orders,

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

purchase orders, receivables of any character or any other items included in the Assets. Seller shall pay all of the Excluded Liabilities in the ordinary course of business as they become due.

      12. Survival of Representations and Warranties. All representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement.

      13. Indemnification of Buyer by Seller and Shareholders. Seller and Shareholders, jointly and severally, shall indemnify and hold Buyer and its attorneys, affiliates, representatives, agents, officers, directors, successors or assigns harmless from and against any liability, loss, cost, expense, judgment, order, settlement, obligations, deficiency, claim, suit, proceeding (whether formal or informal), investigation, lien or other damage, including, without limitation, reasonable attorneys' fees and expenses (collectively, "Damages"), resulting from, arising out of or incurred with respect to (a) a breach of any representation, warranty, covenant or agreement of Seller or Shareholders contained herein or (b) the Excluded Liabilities.

      14. Indemnification of Seller. Buyer shall indemnify and hold Seller and its attorneys, affiliates, representatives, agents, officers, directors, successors or assigns, harmless from and against any Damages resulting from, arising out of, or incurred with respect to (a) a breach of any representation, warranty, covenant or agreement by Buyer contained herein or (b) the Assumed Liabilities.

      15. Set-Off. In addition to any other rights or remedies which Buyer may have, at law or equity, against Seller or the Shareholders, Buyer shall have the right to set-off the amount of Damages against any amounts due and owing the Shareholders under the Notes and against any other amounts owing Seller or the Shareholders by, or rights against, Buyer or any affiliate of Buyer.

      16.  Miscellaneous.

            16.1 This Agreement contains the final, complete and exclusive statement of the agreement between the parties with respect to the transactions contemplated herein and all prior or contemporaneous written or oral agreements with respect to the subject matter hereof are merged herein.

            16.2 No change, amendment, qualification or cancellation hereof shall be effective unless in writing and executed by each of the parties hereto by their duly authorized officers.

            16.3 This Agreement shall be binding upon and shall


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

inure to the benefit of the parties hereto and their respective successors and assigns. Buyer may form a wholly-owned subsidiary or other business entity for the purpose of assuming all of Buyer's rights and obligations under this Agreement.

            16.4 The captions are for convenience of reference only and shall not be construed as a part of this Agreement.

            16.5. This Agreement shall be construed, interpreted, enforced and governed by and under the laws of Ohio.

            16.6 The invalidity or unenforceability of any one or more phrases, sentences, clauses or provisions of this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement or any part thereof.

            16.7 This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument.

      IN WITNESS WHEREOF, Seller, Shareholders and Buyer have each executed this Agreement or caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


                                          MOUND LASER & PHOTONICS
                                          CENTER, INC.


                                          By:____________________________
                                                President


                                          -------------------------------
                                                Larry R. Dosser


                                          -------------------------------
                                                Carl J. Kershner


                                          MOUND ACQUISITION, INC.


                                          By:____________________________


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